Ex: 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 17, 2019, Cambridge Bancorp (NASDAQ: CATC) (“Cambridge”), completed its previously announced acquisition of Optima Bank & Trust Company (“Optima”), pursuant to an Agreement and Plan of Merger, dated as of December 5, 2018 (the “Merger Agreement”), by and between Cambridge, Cambridge Trust Company and Optima. Under the terms of the Merger Agreement, Optima merged with and into Cambridge Trust Company (the “Merger”), with Cambridge Trust Company being the surviving entity.

As a result of the Merger, each share of Optima common stock was exchanged for either (i) 0.3468 shares of Cambridge common stock, (ii) $32.00 in cash, or (iii) a combination of the two, subject to customary pro ration procedures, which resulted in an aggregated stock / cash consideration mix of 95% / 5%.

The following unaudited pro forma combined consolidated financial information combines the historical consolidated financial position and results of operations of Cambridge and its subsidiaries and Optima, as an acquisition by Cambridge of Optima using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Optima were recorded by Cambridge at their respective fair values as of the date the merger was completed. Certain reclassifications were made to Optima’s historical financial information to conform to Cambridge’s presentation of financial information. The unaudited pro forma combined financial information should be read in conjunction with Cambridge’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission on March 18, 2019, and Optima’s audited consolidated financial statements as of and for the year ended December 31, 2018, which are being filed as Exhibit 99.1 to this amendment to Current Report on Form 8-K.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only, does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor are they indicative of our future financial position or financial results or, the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The estimated fair value adjustments presented are as of the period presented and do not represent estimated fair values as of the merger date. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and could materially vary from the final purchase price allocation as additional information becomes available. Accrued income taxes and deferred taxes were recorded on a provisional basis and could vary from the actual recorded balance once finalized.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Cambridge common stock or the actual or future results of operations of Cambridge for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	December 31, 2018
	Cambridge Bancorp	Optima Bank
	Historical	Historical	Adjustment		Pro Forma
	(dollars in thousands)
Assets
Cash and cash equivalents	$18,473	$35,339	$(9,899)	(1)	$43,913
Investment securities
Available for sale, at fair value	168,163	21,941	—		190,104
Held to maturity, at amortized cost	282,869	—	—		282,869
Total investment securities	451,032	21,941	—		472,973
Loans held for sale, at lower of cost or fair value	—	—	—		—
Loans	1,559,772	462,007	(6,636)	(2)	2,015,143
Less: allowance for loan losses	(16,768)	(3,170)	3,170	(3)	(16,768)
Net loans	1,543,004	458,837	(3,466)		1,998,375
Federal Home Loan Bank of Boston Stock, at cost	6,844	1,103	—		7,947
Bank owned life insurance	30,933	5,738	—		36,671
Banking premises and equipment, net	8,578	5,616	—		14,194
Deferred income taxes, net	8,717	—	—		8,717
Accrued interest receivable	5,762	1,199	—		6,961
Other assets	28,041	1,821	32,618	(4), (5)	62,480
Total assets	$2,101,384	$531,594	$19,253		$2,652,231
Liabilities
Deposits
Demand	$494,492	$52,243	—		$546,735
Interest bearing checking	431,702	52,896	—		484,598
Money market	135,585	104,981	—		240,566
Savings	628,212	134,839	—		763,051
Certificates of deposit	121,419	150,014	(850)	(6)	270,583
Total deposits	1,811,410	494,973	(850)		2,305,533
Short-term borrowings	90,000	828	—		90,828
Long-term borrowings	3,409	—	—		3,409
Other liabilities	29,539	807	720	(7)	31,066
Total liabilities	1,934,358	496,608	(130)		2,430,836
Shareholders’ Equity
Common Stock	4,107	2,183	(1,460)	(8)	4,830
Additional paid-in capital	38,271	22,779	30,867	(9)	91,917
Retained earnings	131,135	10,283	(10,283)	(9)	131,135
Accumulated other comprehensive loss	(6,487)	(259)	259	(9)	(6,487)
Total shareholders’ equity	167,026	34,986	19,383		221,395
Total liabilities and shareholders’ equity	$2,101,384	$531,594	$19,253		$2,652,231

1)	Includes $3.5 million cash consideration to Optima common stockholders, $1.3 million paid to the holders of Optima stock options, and estimated after-tax merger charges of $5.1 million.
2)	The pro forma adjustments include loan fair value adjustments of approximately $6.6 million.
3)	Reflects the elimination of Optima’s existing loan loss reserve at acquisition.
4)	Adjustment to reflect approximately $27.0 million of preliminary estimated goodwill from this business transaction.
5)	Adjustment to reflect approximately $5.6 million of preliminary estimated core deposit intangible.
6)	Adjustment to reflect a negative $0.8 million certificate of deposit fair value adjustment.
7)	Adjustment to other liabilities reflects net deferred tax liabilities related to fair value adjustments calculated using a 24% tax rate.
8)	Adjustment reflects the reduction of Optima’s common stock to the shares expected to be issued to Optima’s shareholders. The expected amount of common shares to be issued is approximately 723,000.
9)	Adjustment to reflect the elimination of Optima shareholders’ equity and the impact of an estimated $5.1 million of after-tax merger charges.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Year Ended December 31, 2018
	Cambridge Bancorp	Optima Bank
	Historical	Historical	Adjustments		Pro Forma
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$57,941	$19,604	$1,488	(1)	$79,033
Interest on tax-exempt loans	371	30	—		401
Interest on taxable investment securities	7,457	580	—		8,037
Interest on tax-exempt investment securities	2,404	15	—		2,419
Dividends on FHLB of Boston stock	287	56	—		343
Interest on overnight investments	595	263	—		858
Total interest and dividend income	69,055	20,548	1,488		91,091
Interest expense
Interest on deposits	5,023	5,949	$428	(2)	11,400
Interest on borrowed funds	444	3	—		447
Total interest expense	5,467	5,952	428		11,847
Net interest and dividend income	63,588	14,596	1,060		79,244
Provision for Loan Losses	1,502	246	—		1,748
Net interest and dividend income after provision for loan losses	62,086	14,350	1,060		77,496
Noninterest income
Wealth management revenue	25,191	—	—		25,191
Deposit account fees	3,071	245	—		3,316
ATM/Debit card income	1,180	344	—		1,524
Bank owned life insurance income	526	153	—		679
Gain (loss) on disposition of investment securities	2	22	—		24
Gain on loans held for sale	99	206	—		305
Loan related derivative income	1,651	—	—		1,651
Other income	1,269	335	—		1,604
Total noninterest income	32,989	1,305	—		34,294
Noninterest expense
Salaries and employee benefits	41,212	7,104	—		48,316
Occupancy and equipment	9,072	2,185	—		11,257
Data processing	5,177	552	—		5,729
Professional services	3,258	959	—		4,217
Marketing	2,229	305	—		2,534
FDIC Insurance	574	495	—		1,069
Merger expenses	201	—	—		201
Other expenses	2,264	477	1,021	(3)	3,762
Total noninterest expense	63,987	12,077	1,021		77,085
Income before income taxes	31,088	3,578	39		34,705
Income tax expense	7,207	1,002	9	(4)	8,218
Net income	$23,881	2,576	30		$26,487
Share data:
Weighted average number of shares outstanding, basic	4,061,529	2,069,880	(1,387,937)		4,743,472
Weighted average number of shares outstanding, diluted	4,098,633	2,300,318	(1,542,455)		4,856,496
Basic earnings per share	$5.82	$1.24	$—		$5.58
Diluted earnings per share	$5.77	$1.12	$—		$5.45

1)	Adjustment reflects the estimated interest income impact of loan fair value adjustments.
2)	Adjustment reflects the estimated interest expense impact of the fair value adjustment on certificates of deposit.
3)	Adjustment reflects the estimated amortization of the core deposit intangible.
4)	Adjustment reflects the estimated income tax expense on the above adjustments at the estimated tax rate of 24%.

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and notes have been prepared to illustrate the effects of the merger transaction involving Cambridge Bancorp and Optima using the acquisition method of accounting with Cambridge Bancorp treated as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entity. Under the acquisition method of accounting, the assets and liabilities of Optima, as of the effective date of the merger, were recorded by Cambridge Bancorp at their respective fair values and the excess of the merger consideration over the fair value of the net assets was allocated to goodwill and other intangible assets.

The pro forma allocation of purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the final purchase price allocation. Adjustments may include, but not be limited to, changes in (i) Optima’s balance sheet through the effective date of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of Cambridge Bancorp and Optima are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification will be determined.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the accounting entries to record the merger transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill and other intangible assets. Fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and will be revised as additional information becomes available.

The pro forma purchase price for the Optima merger is as follows:

Pro forma purchase price (dollars in thousands, except per share data)

Purchase Price Calculation
Shares outstanding	2,194
Shares exchanged for stock	2,084
Shares exchanged for cash	110

Stock value	$28.51
Cash value	$32.00

Aggregate value of shares receiving stock	59,416
Aggregate value of shares receiving cash	3,510
Aggregate value to option holders	1,314
Aggregate Purchase Price	$64,240

Preliminary pro forma goodwill
Fair value of assets acquired:
Cash and cash equivalents	$35,339
Investments available for sale	21,941
Loans held for sale	—
Loans, net	455,371
Other assets	15,477
Core deposit intangibles	5,615
Total assets acquired	$533,743
Fair value of liabilities assumed:
Deposits	494,123
Short-term borrowings	828
Other liabilities	1,527
Total liabilities assumed	$496,478
Net assets acquired	37,265
Preliminary pro forma goodwill	$26,975

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Cambridge and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding Cambridge’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to Cambridge, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: economic conditions being less favorable than expected, disruptions to the credit and financial markets, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect Cambridge’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, disruptions in Cambridge’s ability to access the capital markets and other factors that are described in Cambridge’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2018, which Cambridge filed on March 18, 2019. Cambridge does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.